EXHIBIT 10.24

Execution Copy

SECURITY AGREEMENT

This Security Agreement, dated as of March 29, 2011 (this “Security Agreement”), is executed by Avistar Communications Corporation, a Delaware corporation (together with its successors and assigns, “Company”), in favor of The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust for the benefit of Gerald J. Burnett and Marjorie J. Burnett (“Secured Party”).

RECITALS

A.           Company and Secured Party have entered into a Convertible Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued a 4.5% Convertible Subordinated Secured Note Due 2013, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Note”) in favor of Secured Party.

B.           In order to induce Secured Party to purchase the Note, Company has agreed to enter into this Security Agreement and to grant Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1. Security Interest.

(a) Grant of Security Interest.  As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest in all of its right, title and interest in and to the property described in Attachment 1 hereto, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”).

(b) Exclusions.  Notwithstanding the foregoing or anything else contained herein to the contrary, “Collateral” shall not include (i) any application for a trademark (including, without limitation, intent-to-use trademark or service applications and any goodwill associated therewith) that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Lien thereon unless and until such time as the grant of such Lien will not affect the validity of such trademark; (ii) any of the outstanding capital stock of any subsidiary of Company that is a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; (iii) any property subject to Permitted Liens if the granting of a Lien hereunder in such property is prohibited by or would constitute a default under any agreement or document governing such property, provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; or (iv) any restricted money market accounts maintained by the Company with Comerica Bank – California to the extent the same secures the Company’s obligations with respect to the letter of credit in the amount of $48,400 issued by such bank to Clemmons Properties Partners L.P.

2. General Representations and Warranties.  Company represents and warrants to Secured Party that:

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(a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens;

(b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens;

(c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; and

(d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same.

3. Covenants Relating to Collateral.  Company hereby agrees:

(a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens;

(b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral;

(c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;

(d) without written notice to Secured Party, (i) not to change Company’s name or its chief executive office, (ii) not to change Company’s state of incorporation;

(e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof; and

(f) not to sell or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral (excluding Royalty Payments) in the ordinary course of business, including, without limitation, (i) the sale of inventory, (ii) dispositions of worn-out or obsolete equipment, (iii) licenses and similar arrangements for the use of the property of Company, and (iv) transfers of property and assets for fair value.

(g) that notwithstanding anything in this Security Agreement, within twenty (20) days of the date hereof, Company shall have (i) notified Sony Corporation and Sony Computer Entertainment, Inc., with acknowledgement thereof from each of them, to direct all Royalty Payments to a deposit account established for the sole purpose of receiving such Royalty Payments and (ii) established such deposit account and entered into an account control agreement, in form and substance reasonably satisfactory to Company and Secured Party, to perfect the first priority security interest in such deposit account granted herein.

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4. Authorized Action by Secured Party.  Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party 's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

5. Default and Remedies.

(a) Default.  Company shall be deemed in default under this Security Agreement (i) if any representation or warranty of the Company contained herein shall prove to be untrue in any material respect, (ii) if the Company shall breach any covenant or obligation contained in Section 3(d), 3(f) or 3(g) of this Security Agreement, (iii) if the Company shall breach any other covenant or obligations contained in this Security Agreement (other than any covenant or obligation specified in Section 5(a)(ii) of this Security Agreement) and such breach shall continue for a period of 20 days after written notice of such breach from the holders of more than 50% in aggregate principal amount of the outstanding Notes, or (iv) upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b) Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Secured Party, shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including, without limitation, the right to:  (a) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deem appropriate.  Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.  In furtherance of Secured Party’s rights hereunder, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

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(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the amount then owing or unpaid on Secured Party’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(iii) Third, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

6. Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 1 hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of Secured Party; (e) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (k) Liens existing as of the date hereof; (l) Liens to secure Senior Indebtedness, (m) other Liens on the Company’s property, including, its intellectual property, securing borrowed money in a principal amount not to exceed $1,000,000, provided that such Liens are junior to, or pari passu in priority to the Lien in favor of Secured Party, (n) Liens that are junior in priority to the Lien in favor of Secured Party to secure indebtedness that is expressly subordinated to the Obligations hereunder, (o) such other Liens as are consented to in writing by Secured Party and (p) Liens with respect to any restricted money market accounts maintained by the Company with Comerica Bank – California or its successor to the extent the same secures the Company’s obligations with respect to the letter of credit in the amount of $48,400 issued by such bank to Clemmons Properties Partners L.P.

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“Royalty Payments” means the Company’s right, title and interest in the royalties or other funds or assets under that certain Patent License Agreement, dated July 17, 2006, by and among, the Company, Sony Corporation and Sony Computer Entertainment, Inc., as amended, modified, supplemented or extended from time to time, or as any provision thereof may be waived, and any patent license agreement executed by the parties or their respective affiliates in substitution or replacement therefor, and the Company’s rights to enforce payment or delivery of such royalties or other funds or assets.

“Senior Indebtedness” shall have the meaning given to such term in the Note.

“Transaction Documents” shall mean this Security Agreement, the Note issued under the Purchase Agreement, and the Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

7. Miscellaneous.

(a) Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be made in the manner provided in the Purchase Agreement.

(b) Termination of Security Interest.  Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company.  Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c) Nonwaiver.  No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party (at the direction of, and with the consent of, the holder of the Note).  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

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(e) Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f) Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(g) Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h) Construction.  Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel.  Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(i) Entire Agreement.  This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j) Other Interpretive Provisions.   References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(k) Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(l) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Elias MurrayMetzger
Name:	Elias MurrayMetzger
Title:	Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

[Signature page to Avistar Communications Corporation Security Agreement]

SECURED PARTY:

THE GERALD J. BURNETT AND MARJORIE J. BURNETT REVOCABLE TRUST FOR THE BENEFIT OF GERALD J. AND MARJORIE J. BURNETT

By:	/s/ Gerald J. Burnett, Marjorie J. Burnett
Name:	Gerald J. Burnett, Marjorie J. Burnett
Title:	Trustees

[Signature page to Avistar Communications Corporation Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:

(i) All Accounts, including, without limitation, the Royalty Payments;

(ii) All Chattel Paper;

(iii) All Commercial Tort Claims;

(iv) All Deposit Accounts and cash;

(v) All Documents;

(vi) All Equipment;

(vii) All General Intangibles;

(viii) All Goods;

(ix) All Instruments;

(x) All Inventory;

(xi) All Investment Property;

(xii) All Letter-of-Credit Rights

(xiii) To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein or in the Security Agreement, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

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